UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2008

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena , California 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events.

On March 13, 2008, Christopher Anzalone, the Chief Executive Officer of Arrowhead Research Corporation (the “Company”), is scheduled to make a presentation following the Company’s regularly scheduled 2008 Annual Meeting of Stockholders. During his presentation, Dr. Anzalone plans to provide a slide presentation, “Creating Value by Building Nanobusiness from Nanoscience Presentation,” attached hereto as Exhibit 99.1, incorporated herein by reference and filed pursuant to Regulation FD under Item 9.01 of this Current Report on Form 8-K. The materials are also posted on the registrant’s website, www.arrowheadresearch.com.

This Current Report on Form 8-K contains forward-looking statements concerning future events and performance of the Company. When used in this report, the words “intends,” “estimates,” “anticipates,” “believes,” “plans,” “may,” “will,” “should,” “projects” or “expects” and similar expressions are included to identify forward-looking statements. These forward-looking statements are based on our current expectations and assumptions and many factors could cause our actual results to differ materially from those indicated in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Readers should review carefully the risk factors identified under the caption “Risk Factors” in the Company’s recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company disclaims any intent to update or announce revisions to any forward-looking statements to reflect actual events or developments.

Item 9.01.	Financial Statements and Exhibits.

( d ) Exhibits

Exhibit No.	Exhibit Description

99.1	“Creating Value by Building Nanobusiness from Nanoscience Presentation” made on March 13, 2008 by Christopher Anzalone following the Company’s 2008 Annual Meeting of Stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2008

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Paul McDonnel
Paul McDonnel Chief Financial Officer